       10.28.001




                                  April 19, 1996

Mr. Melvin C. Parker
Investors Insurance Group, Inc.
7200 West Camino Real
Boca Raton, FL 33433

Dear Mr. Parker:

        The purpose of this letter is to inform you that the Board of Directors of Investors Insurance Group, Inc. (the "Company"), have resolved to grant you monthly compensation in the amount of two thousand five hundred ($2,500.00) dollars for serving in the position of Chairman of the Board of the Company.

        This Commitment on the part of the Company shall be effective as of March 15, 1996 and shall continue in effect until the next annual meeting of the Board of Directors or until your earlier resignation or removal as acting Chairman of the Board. Monthly payments in the gross amount of $2,500 shall be made payable to you commencing retroactively as of March 1, 1996.

        If this Commitment is acceptable to you, please not your acceptance by signing below and returning your executed acceptance to the Company.



ATTEST:                                 INVESTORS INSURANCE GROUP, INC.

/s/ Susan F. Powell                       By: /s/ Donald F. U. Goebert,
- --------------------                         -----------------------------
Susan F. Powell                                 Donald F. U. Goebert,
                                                Vice President

AGREED AND ACCEPTED this 19 day of April, 1996.

                                             /s/ Melvin C.  Parker
- ---------------------                      ------------------------
                                                Melvin C.  Parker